SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549
                       FORM 8-A
          FOR REGISTRATION OF CERTAIN CLASSES OF
          SECURITIES PURSUANT TO SECTION 12(b) or
          12(g) OF THE SECURITIES EXCHANGE ACT OF
                    1934


                         STRATABASE.COM

                    (Exact name of registrant as specified in its charter)

                    Nevada                                     88-041-4964

                  (State or other jurisdiction           (IRS Employer
                    of incorporation or organization)    Identification
                                                          No.)
                    34314 Marshall Road, Suite 203
                    Abbotsford, B.C., Canada            V2S1L2

                    (Address and principal executive   (Zip code)
                    offices)

      If this form relates to the registration   If this form relates to the
      of a class of securities pursuant          Registration of a class of
      to Section 12(b) of the Exchange          Securities pursuant to Section
      Act and is effective pursuant to          12(g) of the Exchange Act and
      General instructions A.(C), please        is effective pursuant to General
      check the following box. [ ]               Instructions A.(d), please
                                                 check the following box.  [x]

Securities Act Registration statement file number to which this
form relates       Registration No. 333-85011

                    Securities to be registered pursuant to section 12(b) of the Act:


                   Title of each class      Name of each
                    to be registered         exchange on which each class
                                                        is to be registered.

                    None                           None

                    Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

                                     (Title of Class)

                    Class A, Class B and Class C redeemable purchase warrants

                         Title of class
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                   Item 1.   Description of Registrant's Securities to be
                         Registered.

                    This registration statement relates to the registration with the SEC of shares of common stock, par value $.001 per share (the "Common stock" )and Redeemable purchase warrants (the "Warrants") of Stratabase.com.
                     The descriptions of the
                    common stock and redeemable purchase warrants to be registered hereunder are set forth under the caption "Description of Units"at pages 38 to 42 of the prospectus contained in the Registration Statement on Form SB-2 of the registrant (Registration No. 333-85011), which  was filed with the SEC on or about August 12,
                    1999 and subsequently amended on October 14, 1999 and November 3, 1999.

                     Item 2.   Exhibits.

                    1(a).    Specimen of certificate representing
                          Registrant's common stock. (Incorporated by reference
                     to Exhibit 4.1 of the registrant's Registration Statement
                           on Form SB-2, Registration No. 333-85011).
                    1(b).  Specimen of certificates representing
                           Registrant's Class A, Class B and Class C
                       redeemable purchase warrants. (Incorporated by reference
                      to Exhibit 4.1 of the registrant's Registration Statement
                           on Form SB-2, Registration No. 333-85011).
                    2(a).   Certificate of Incorporation of registrant, as
                          amended. (Incorporated by reference
                     to Exhibit 3.1 of the registrant's Registration Statement
                           on Form SB-2, Registration No. 333-85011).
                    2(b).  By-laws of Registrant. (Incorporated by reference
                     to Exhibit 3.2 of the registrant's Registration Statement
                           on Form SB-2, Registration No. 333-85011).


                           SIGNATURE

                    Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                         STRATABASE.COM

                    Dated:     November 8, 1999
                                        /s/ Trevor Newton
                                   By:
                                         Trevor Newton, President
                                         and Chief Financial Officer